P R E S S R E L E A S E
Vornado Announces First Quarter 2026 Financial Results
New York City | May 4, 2026
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended March 31, 2026 Financial Results
NET LOSS attributable to common shareholders for the quarter ended March 31, 2026 was $22,842,000, or $0.12 per diluted share, compared to net income attributable to common shareholders of $86,842,000, or $0.43 per diluted share, for the prior year's quarter.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended March 31, 2026 was $96,263,000, or $0.49 per diluted share, compared to $135,039,000, or $0.67 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table below, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended March 31, 2026 was $103,109,000, or $0.52 per diluted share, and $126,245,000, or $0.63 per diluted share, for the prior year's quarter.
The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2026	2025
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$96,263	$135,039
Per diluted share (non-GAAP)	$0.49	$0.67

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	$2,984	$3,205
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	—	(11,028)
Gain on sale of Canal Street residential condominium units	—	(1,975)
Other	4,453	240
	7,437	(9,558)
Noncontrolling interests' share of above adjustments on a dilutive basis	(591)	764
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$6,846	$(8,794)
Per diluted share (non-GAAP)	$0.03	$(0.04)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$103,109	$126,245
Per diluted share (non-GAAP)	$0.52	$0.63
________________________________
(1)See page 10 for a reconciliation of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2026 and 2025.

NYSE: VNO | WWW.VNO.COM	PAGE 1 OF 15

FFO, as Adjusted Bridge - Q1 2026 vs. Q1 2025
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2025 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2026:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2025	$126.2	$0.63

(Decrease) / increase in FFO, as adjusted due to:
Reversal in Q1 2025 of PENN 1 ground rent previously accrued	(17.2)
Interest expense, net of interest income	(15.9)
Impact of NYU master lease at 770 Broadway	7.6
Variable businesses	3.4
Lease expirations, net of rent commencements	(2.1)
Other, net	0.1
	(24.1)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	1.0
Net decrease	(23.1)	(0.11)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2026	$103.1	$0.52
See page 10 for a reconciliation of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2026 and 2025. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on the previous page.

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Share Repurchase Program
During the three months ended March 31, 2026, we repurchased 2,745,713 common shares for $79,844,000 at an average price per share of $29.08.
On April 29, 2026, Vornado announced that its Board of Trustees has authorized the repurchase of up to $300,000,000 of its outstanding common shares under a new share repurchase program.
Under Vornado’s existing $200,000,000 share repurchase program that was announced in April 2023, Vornado has repurchased 6,929,439 of its common shares at an average price of $25.80 per share and has $21,191,000 remaining capacity under that prior program.
Acquisitions
Park Avenue Plaza
On April 28, 2026, we agreed to purchase a 49.0% interest in Park Avenue Plaza at a gross asset valuation of $1.1 billion ($950 per square foot). Park Avenue Plaza is a 45-story, 1,200,000 rentable square foot building located at 55 East 52nd Street. The Class A office building, co-owned by Fisher Brothers, has protected Park Avenue views and occupies the full through-block between East 52nd and East 53rd Street.
We will acquire our interest subject to our share of the $575,000,000 loan encumbering the property that bears interest at a fixed rate of 2.99% and matures in November 2031.
Fisher Brothers will retain its current 51.0% ownership interest and will continue to manage and lease the property. Vornado and Fisher Brothers will have joint control over major decisions. We expect to close the acquisition in the second quarter of 2026.
3 East 54th Street
On January 7, 2026, we acquired 3 East 54th Street, a demolition-ready asset situated on 18,400 square feet of land, for $141,000,000. Previously, in July 2025, we purchased the $35,000,000 A-Note secured by the property at par plus accrued interest, and in August 2024, we purchased the $50,000,000 B-Note secured by the property. The A-Note and B-Note were in default. The $107,000,000 loan balance, including default interest and advances, was credited towards the purchase price.
3 East 54th Street is located between Fifth Avenue and Madison Avenue on 54th Street, adjacent to the St. Regis Hotel and our Upper Fifth Avenue retail properties. The land is zoned for approximately 232,500 buildable square feet as-of-right, and we intend to promptly demolish the existing buildings on the site.
Dispositions
Alexander’s, Inc. (“Alexander’s”)
On March 6, 2026, Alexander’s, in which we own a 32.4% interest, entered into an agreement to sell its Rego Park I property for $235,500,000. Alexander’s expects to close the sale by the third quarter of 2026. Upon completion of the sale, we will recognize our approximate $44,000,000 share of the net gain. The sale is subject to customary closing conditions.
Financing Activity
350 Park Avenue
On March 10, 2026, an affiliate of Kenneth C. Griffin (“KG”) provided a $400,000,000 mortgage loan secured by 350 Park Avenue, the proceeds of which were used to defease the existing $400,000,000 mortgage loan in connection with the site’s development. The new interest-only loan bears interest at a fixed rate of 4.0% and matures in January 2027. Concurrently, and in connection with the planned development, Citadel Enterprise Americas LLC vacated the building and assigned its existing master lease to an affiliate of KG as tenant, and the lease was amended to provide for net rent of $16,000,000 per annum, equal to the interest payments under the new mortgage loan.
One Park Avenue
On February 9, 2026, we completed a $525,000,000 refinancing of One Park Avenue, a 945,000 square foot Manhattan office building. The five-year interest-only loan matures in February 2031 and bears interest at a rate of SOFR plus 1.78%. The loan replaced the previous $525,000,000 loan that bore interest at SOFR plus 1.22% and was scheduled to mature in March 2026.
61 Ninth Avenue
On February 2, 2026, a joint venture, in which we have a 45.1% interest, entered into a seven-month extension with the lenders on the $167,500,000 mortgage loan encumbering 61 Ninth Avenue and simultaneously paid down the principal balance by $12,500,000 to $155,000,000. The loan was previously scheduled to mature in January 2026. The non-recourse interest-only loan bears interest at a rate of SOFR plus 2.45% and matures in August 2026, with a three-month extension option subject to certain conditions.

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Financing Activity - continued
825 Seventh Avenue Office Condominium
On January 26, 2026, a joint venture, in which we have a 50.0% interest, entered into a nine-month extension with the lenders on the $54,000,000 mortgage loan encumbering the office condominium of 825 Seventh Avenue and simultaneously paid down the principal balance by $6,000,000 to $48,000,000. The loan was previously scheduled to mature in January 2026. The non-recourse interest-only loan bears interest at a rate of SOFR plus 2.75% and matures in October 2026, with a fifteen-month extension option subject to loan-to-value and debt yield requirements.
7 West 34th Street
On January 23, 2026, a joint venture, in which we have a 53.0% interest, completed a $250,000,000 refinancing of 7 West 34th Street, a 477,000 square foot Manhattan office and retail building. The non-recourse, five-year interest-only mortgage loan matures in February 2031 and has a fixed rate of 5.79%. The joint venture paid down by $50,000,000 the prior $300,000,000 full-recourse loan that bore interest at 3.65% and was scheduled to mature in June 2026. The loan was paid down using property-level reserves and a $25,000,000 member loan from Vornado which accrues interest at 16.00% and receives priority on distributions.
Senior Unsecured Notes Due 2033
On January 14, 2026, we completed a public offering of $500,000,000 5.75% senior unsecured notes due February 1, 2033 (“2033 Notes”). Interest on the senior unsecured notes is payable semi-annually on February 1 and August 1, commencing August 1, 2026. The 2033 Notes were sold at 99.824% of their face amount to yield 5.78%. A portion of the $494,000,000 net proceeds from the 2033 Notes will be used to repay our $400,000,000 senior unsecured notes due June 2026 at maturity.
2031 Revolving Credit Facility
On January 7, 2026, we completed a $1.105 billion refinancing of one of our two revolving credit facilities. On February 4, 2026, the facility was upsized to $1.130 billion. The $1.130 billion amended facility currently bears interest at a rate of SOFR plus 1.05% and is scheduled to mature in February 2031 (as fully extended). The facility fee is 25 basis points. The facility replaced the previous $1.25 billion revolving credit facility which was scheduled to mature in December 2027.
2029 Revolving Credit Facility
On January 7, 2026, we upsized our $915,000,000 revolving credit facility that matures in April 2029 (as fully extended) to $1.0 billion. The credit facility currently bears interest at a rate of SOFR plus 1.16% and has a facility fee of 24 basis points.
Unsecured Term Loan
On January 7, 2026, we completed a refinancing of our unsecured term loan and upsized the loan amount to $850,000,000. The loan bears interest at SOFR plus 1.20% and matures in February 2031 (as fully extended). The loan replaced the previous $800,000,000 term loan which bore interest at SOFR plus 1.25% and was scheduled to mature in December 2027.
888 Seventh Avenue
On December 10, 2025, the $244,543,000 non-recourse mortgage loan on 888 Seventh Avenue matured and was not repaid, at which time the lenders declared an event of default. On March 9, 2026, we entered into a forbearance agreement pursuant to which the lenders agreed to forbear from exercising their remedies and waived default interest through March 2027. During the forbearance period, regularly scheduled interest and required monthly amortization payments continue to accrue, but payment is deferred until the expiration or earlier termination of the forbearance period, at which time such amounts become due and payable.

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Leasing Activity
The leasing activity and related statistics in the table below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.

(Square feet in thousands)	New York			555 California Street
	Office	Retail	THE MART
Three Months Ended March 31, 2026
Total square feet leased	311	25	19	96
Our share of square feet leased:	243	13	19	67
Initial rent(1)	$102.50	$546.51	$70.20	$151.94
Weighted average lease term (years)	8.7	12.4	3.3	9.5
Second generation relet space:
Square feet	121	1	15	58
GAAP basis:
Straight-line rent(2)	$96.86	$2,273.02	$69.32	$178.18
Prior straight-line rent	$86.69	$1,221.04	$67.76	$123.11
Percentage increase	11.7%	86.2%	2.3%	44.7%
Cash basis (non-GAAP):
Initial rent(1)	$102.06	$2,140.67	$70.60	$162.85
Prior escalated rent	$93.04	$1,574.92	$71.81	$134.95
Percentage increase (decrease)	9.7%	35.9%	(1.7)%	20.7%
Tenant improvements and leasing commissions:
Per square foot	$141.09	$127.63	$28.72	$176.42
Per square foot per annum	$16.22	$10.29	$8.70	$18.57
Percentage of initial rent	15.8%	1.9%	12.4%	12.2%
_______________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.
Occupancy

(At Vornado's share)	New York			THE MART	555 California Street
	Total	Office	Retail
Occupancy as of March 31, 2026	90.3%	91.6%	78.3%	80.0%	86.7%

Same Store Net Operating Income ("NOI") (non-GAAP) At Share:
	Total	New York		THE MART	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended March 31, 2026 compared to March 31, 2025	6.1%	8.9%		0.3%	(21.5)%
Three months ended March 31, 2026 compared to December 31, 2025	0.7%	0.7%		8.5%	(6.6)%

Same store NOI at share - cash basis % (decrease) increase(1):
Three months ended March 31, 2026 compared to March 31, 2025	(2.9)%	1.3%	(2)	1.0%	(51.2)%	(2)
Three months ended March 31, 2026 compared to December 31, 2025	0.3%	(0.2)%		17.5%	(14.6)%
____________________
(1)See pages 12 through 15 for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)Variance in same store NOI at share vs. NOI at share - cash basis is primarily due to GAAP rent commencing on new leases with free rent periods.

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NOI At Share and NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share and NOI at share - cash basis for the three months ended March 31, 2026 and 2025 and the three months ended December 31, 2025 are summarized below.

(Amounts in thousands)	For the Three Months Ended
	March 31,			December 31, 2025
	2026	2025
NOI at share:
New York:
Office (includes base retail)(1)(2)	$174,943	$193,550	(3)	$173,843
Street Retail(1)	46,686	43,570		48,335
Residential	6,996	6,192		6,395
Alexander's	7,924	9,509		8,034
Total New York	236,549	252,821		236,607
Other:
THE MART	15,890	15,916		14,808
555 California Street	13,651	17,843		14,614
Other investments	6,033	6,710		8,231
Total Other	35,574	40,469		37,653
NOI at share	$272,123	$293,290		$274,260

NOI at share - cash basis:
New York:
Office (includes base retail)(1)(2)	$151,963	$169,246	$150,164
Street Retail(1)	41,239	41,689	44,839
Residential	6,571	5,848	5,969
Alexander's	8,756	10,538	8,928
Total New York	208,529	227,321	209,900
Other:
THE MART	17,625	17,517	15,177
555 California Street	8,859	18,137	10,379
Other investments	6,044	6,396	7,946
Total Other	32,528	42,050	33,502
NOI at share - cash basis	$241,057	$269,371	$243,402
________________________________
(1)During the first quarter of 2026, we reclassified retail assets located at the base of our office buildings from the retail subsegment to the office subsegment. The retail subsegment was renamed “Street Retail” and now comprises standalone retail properties and mixed-use assets with prominent retail components, including related signage, with a concentration on High Streets such as Fifth Avenue, Madison Avenue and Times Square. Prior period balances have been reclassified to conform to current period presentation. This change applies only to net operating income; all other operating metrics, including occupancy, leasing activity, and lease expirations continue to be presented based on space type.
(2)Includes Building Maintenance Services NOI of $10,170, $6,936 and $7,904 for the three months ended March 31, 2026 and 2025 and December 31, 2025, respectively.
(3)Includes a $17,240 reversal of previously accrued PENN 1 ground rent.

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Active Development/Redevelopment Summary as of March 31, 2026:

(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
Active Development Projects:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Projected Leasing Stabilization Year
623 Fifth Avenue office condominium	383,000	$450,000	(1)	$234,153	$215,847	2028	10.1%
________________________________
(1)Includes purchase price.
There can be no assurance that the above project will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the property on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, May 5, 2026 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 9610150. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future rents, estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2025.

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VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	March 31, 2026	December 31, 2025
ASSETS
Real estate, at cost:
Land	$2,425,240	$2,408,914	$16,326
Buildings and improvements	11,076,744	10,942,418	134,326
Development costs and construction in progress	946,797	890,143	56,654
Leasehold improvements and equipment	108,582	105,080	3,502
Total	14,557,363	14,346,555	210,808
Less accumulated depreciation and amortization	(4,276,342)	(4,191,075)	(85,267)
Real estate, net	10,281,021	10,155,480	125,541
Right-of-use assets	669,685	671,308	(1,623)
Net investment in lease	166,234	166,024	210
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	1,081,299	840,850	240,449
Restricted cash	130,217	136,696	(6,479)
Total	1,211,516	977,546	233,970
Tenant and other receivables	98,031	77,137	20,894
Investments in partially owned entities	1,951,181	1,941,278	9,903
Receivable arising from the straight-lining of rents	778,704	752,545	26,159
Deferred leasing costs, net	382,115	374,620	7,495
Identified intangible assets, net	108,702	110,593	(1,891)
Other assets	272,348	294,587	(22,239)
Total assets	$15,919,537	$15,521,118	$398,419
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$4,915,659	$4,920,669	$(5,010)
Senior unsecured notes, net	1,241,462	747,202	494,260
Unsecured term loan, net	839,491	797,337	42,154
Unsecured revolving credit facilities	718,000	720,420	(2,420)
Lease liabilities	698,066	699,640	(1,574)
Accounts payable and accrued expenses	367,045	376,190	(9,145)
Deferred compensation plan	112,758	113,778	(1,020)
Other liabilities	317,596	341,359	(23,763)
Total liabilities	9,210,077	8,716,595	493,482
Redeemable noncontrolling interests	526,688	647,951	(121,263)
Shareholders' equity	6,018,030	5,986,727	31,303
Noncontrolling interests in consolidated subsidiaries	164,742	169,845	(5,103)
Total liabilities, redeemable noncontrolling interests and equity	$15,919,537	$15,521,118	$398,419

NYSE: VNO | WWW.VNO.COM	PAGE 8 OF 15

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2026	2025
Revenues	$459,105	$461,579

Net (loss) income	$(22,026)	$99,824
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	12,690	10,433
Operating Partnership	2,019	(7,889)
Net (loss) income attributable to Vornado	(7,317)	102,368
Preferred share dividends	(15,525)	(15,526)
Net (loss) income attributable to common shareholders	$(22,842)	$86,842

(Loss) income per common share - basic:
Net (loss) income per common share	$(0.12)	$0.45
Weighted average shares outstanding	189,658	191,371

(Loss) income per common share - diluted:
Net (loss) income per common share	$(0.12)	$0.43
Weighted average shares outstanding	189,682	200,735

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$96,263	$135,039
Per diluted share (non-GAAP)	$0.49	$0.67

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$103,109	$126,245
Per diluted share (non-GAAP)	$0.52	$0.63

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	197,479	200,784
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 1 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 15

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2026	2025
Net (loss) income attributable to common shareholders	$(22,842)	$86,842
Per diluted share	$(0.12)	$0.43

FFO adjustments:
Depreciation and amortization of real property	$105,386	$104,257
Our share of partially owned entities:
Depreciation and amortization of real property	23,788	24,525
Net gains on sale of real estate	—	(77,008)
FFO adjustments, net	129,174	51,774
Impact of assumed conversion of dilutive convertible securities	309	310
Noncontrolling interests' share of above adjustments on a dilutive basis	(10,378)	(3,887)
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$96,263	$135,039
Per diluted share	$0.49	$0.67

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	189,658	191,371
Effect of dilutive securities:
Share-based payment awards	6,137	8,161
Convertible securities	1,684	1,252
Denominator for FFO per diluted share	197,479	200,784

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 15

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net (loss) income to NOI at share and NOI at share - cash basis for the three months ended March 31, 2026 and 2025 and the three months ended December 31, 2025.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2025
	2026	2025
Net (loss) income	$(22,026)	$99,824	$4,914
Depreciation and amortization expense	118,528	116,155	113,350
General and administrative expense	42,245	38,597	40,050
Transaction related costs and other	762	43	(1,796)
Income from partially owned entities	(12,822)	(96,977)	(5,722)
Interest and other investment income, net	(9,327)	(8,261)	(13,383)
Interest and debt expense	89,206	95,816	85,664
Net gains on disposition of wholly owned and partially owned assets	—	(15,551)	(11,252)
Income tax expense	5,908	7,193	7,782
NOI from partially owned entities	68,308	67,111	65,093
NOI attributable to noncontrolling interests in consolidated subsidiaries	(8,659)	(10,660)	(10,440)
NOI at share	272,123	293,290	274,260
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(31,066)	(23,919)	(30,858)
NOI at share - cash basis	$241,057	$269,371	$243,402
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 15

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We use these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2026 compared to March 31, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended March 31, 2026	$272,123	$236,549	$15,890	$13,651	$6,033
Less NOI at share from:
Dispositions	19	18	1	—	—
Development properties	(1,117)	(1,117)	—	—	—
Other non-same store income, net	(12,114)	(6,081)	—	—	(6,033)
Same store NOI at share for the three months ended March 31, 2026	$258,911	$229,369	$15,891	$13,651	$—

NOI at share for the three months ended March 31, 2025	$293,290	$252,821	$15,916	$17,843	$6,710
Less NOI at share from:
Dispositions	(1,684)	(1,616)	(68)	—	—
Development properties	(9,281)	(9,281)	—	—	—
Other non-same store income, net	(38,403)	(31,237)	—	(456)	(6,710)
Same store NOI at share for the three months ended March 31, 2025	$243,922	$210,687	$15,848	$17,387	$—

Increase (decrease) in same store NOI at share	$14,989	$18,682	$43	$(3,736)	$—

% increase (decrease) in same store NOI at share	6.1%	8.9%	0.3%	(21.5)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 15

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2026 compared to March 31, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2026	$241,057	$208,529	$17,625	$8,859	$6,044
Less NOI at share - cash basis from:
Dispositions	19	18	1	—	—
Development properties	526	526	—	—	—
Other non-same store income, net	(18,936)	(12,892)	—	—	(6,044)
Same store NOI at share - cash basis for the three months ended March 31, 2026	$222,666	$196,181	$17,626	$8,859	$—

NOI at share - cash basis for the three months ended March 31, 2025	$269,371	$227,321	$17,517	$18,137	$6,396
Less NOI at share - cash basis from:
Dispositions	(1,751)	(1,681)	(70)	—	—
Development properties	(9,388)	(9,388)	—	—	—
Other non-same store income, net	(28,936)	(22,540)	—	—	(6,396)
Same store NOI at share - cash basis for the three months ended March 31, 2025	$229,296	$193,712	$17,447	$18,137	$—

(Decrease) increase in same store NOI at share - cash basis	$(6,630)	$2,469	$179	$(9,278)	$—

% (decrease) increase in same store NOI at share - cash basis	(2.9)%	1.3%	1.0%	(51.2)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 15

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2026 compared to December 31, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended March 31, 2026	$272,123	$236,549	$15,890	$13,651	$6,033
Less NOI at share from:
Dispositions	19	18	1	—	—
Development properties	(1,117)	(1,117)	—	—	—
Other non-same store income, net	(9,416)	(3,383)	—	—	(6,033)
Same store NOI at share for the three months ended March 31, 2026	$261,609	$232,067	$15,891	$13,651	$—

NOI at share for the three months ended December 31, 2025	$274,260	$236,607	$14,808	$14,614	$8,231
Less NOI at share from:
Dispositions	(434)	(413)	(21)	—	—
Development properties	(6,043)	(6,043)	—	—	—
Other non-same store (income) expense, net	(8,015)	355	(139)	—	(8,231)
Same store NOI at share for the three months ended December 31, 2025	$259,768	$230,506	$14,648	$14,614	$—

Increase (decrease) in same store NOI at share	$1,841	$1,561	$1,243	$(963)	$—

% increase (decrease) in same store NOI at share	0.7%	0.7%	8.5%	(6.6)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 15

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2026 compared to December 31, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2026	$241,057	$208,529	$17,625	$8,859	$6,044
Less NOI at share - cash basis from:
Dispositions	19	18	1	—	—
Development properties	526	526	—	—	—
Other non-same store income, net	(16,447)	(10,403)	—	—	(6,044)
Same store NOI at share - cash basis for the three months ended March 31, 2026	$225,155	$198,670	$17,626	$8,859	$—

NOI at share - cash basis for the three months ended December 31, 2025	$243,402	$209,900	$15,177	$10,379	$7,946
Less NOI at share - cash basis from:
Dispositions	(434)	(413)	(21)	—	—
Development properties	(6,020)	(6,020)	—	—	—
Other non-same store income, net	(12,551)	(4,452)	(153)	—	(7,946)
Same store NOI at share - cash basis for the three months ended December 31, 2025	$224,397	$199,015	$15,003	$10,379	$—

Increase (decrease) in same store NOI at share - cash basis	$758	$(345)	$2,623	$(1,520)	$—

% increase (decrease) in same store NOI at share - cash basis	0.3%	(0.2)%	17.5%	(14.6)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 15